EX-99.14.a

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of DFA Investment Dimensions Group Inc. of our reports dated December 19, 2025, relating to the financial statements and financial highlights, which appear in Dimensional ETF Trust’s and DFA Investment Dimensions Group Inc.’s Certified Shareholder Reports on Form N-CSR of the funds indicated in Appendix A for the year ended October 31, 2025. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm”, "Financial Highlights" and “Exhibit A: Agreement and Plan of Reorganization” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 17, 2026

Appendix A

Dimensional ETF Trust

Dimensional U.S. Small Cap ETF
Dimensional U.S. Targeted Value ETF
Dimensional U.S. Core Equity 2 ETF
Dimensional US High Profitability ETF
Dimensional US Real Estate ETF
Dimensional US Small Cap Value ETF
Dimensional US Core Equity 1 ETF
Dimensional US Vector Equity ETF

DFA Investment Dimensions Group Inc.

DFA Real Estate Securities Portfolio
U.S. Vector Equity Portfolio
U.S. Core Equity 1 Portfolio
U.S. Core Equity 2 Portfolio
U.S. Small Cap Portfolio
U.S. High Relative Profitability Portfolio
U.S. Small Cap Value Portfolio
U.S. Targeted Value Portfolio